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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No.1 to the Registration Statement (Form S-4, No. 333-46264) and related Prospectus of Symantec Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated April 27, 2000, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young, LLP

San Jose, California
November 2, 2000